UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FBR Capital Markets Corporation

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FBR CAPITAL MARKETS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

FBR Capital Markets Corporation, a Virginia corporation, will hold its annual meeting of shareholders at the Park Hyatt Washington Hotel, 1201 24th Street, NW, Washington, DC, on Thursday, June 5, 2008, at 9:00 a.m, to vote on the following proposals:

1.	The election of nine directors for a term of one year each;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	The transaction of such other business as may properly come before the annual meeting of shareholders or any adjournment or postponement thereof.

Only holders of shares of FBR Capital Markets common stock outstanding at the close of business on the record date, April 24, 2008, are entitled to notice of and to vote at the annual meeting of shareholders. This notice, the attached proxy statement and the enclosed proxy card are first being mailed to shareholders as of the record date on or about April 30, 2008. A list of shareholders will be available at the annual meeting and for ten days prior to the annual meeting at our principal executive office, which is located at 1001 Nineteenth Street North, Arlington, Virginia 22209.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

Arlington, Virginia

April 30, 2008

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 5, 2008

This notice, our 2008 proxy statement attached to this notice and our 2007 annual report to shareholders, are available free of charge on our Internet website at www.fbrcm.com under “Investor Relations.”

PROXY STATEMENT

FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North

Arlington, Virginia 22209

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2008

APPROXIMATE DATE OF MAILING — APRIL 30, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors (“Board” or “Board of Directors”) of FBR Capital Markets Corporation (“we,” “us,” “our company” or “FBR Capital Markets”) is soliciting your proxy in connection with the 2008 annual meeting of shareholders to be held on June 5, 2008. At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement. See “Proposal 1 — Election of Directors” and “Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.”

Who Can Vote

You are entitled to vote your FBR Capital Markets common stock if our records showed that you held your shares at the close of business on the record date, April 24, 2008. At the close of business on that date, a total of 66,883,317 shares of FBR Capital Markets common stock were outstanding and entitled to vote. Each share of FBR Capital Markets common stock has one vote.

Voting Your Proxy

If your shares are held by a broker, bank or other nominee (held in “street name”), you will receive from them instructions that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxies how to vote by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided for you. Of course, you may always come to the meeting and vote your shares in person. If you decide to vote by proxy, the proxies will vote your shares in accordance with your voting instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted by the proxies as recommended by our Board of Directors. See “—Board Recommendation.”

Matters to be Presented

We are not now aware of any matters to be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares.

Revoking Your Proxy

If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, and wish to revoke your proxy instructions, you must advise the Corporate Secretary in writing before the proxies vote your common stock at the meeting, deliver later proxy instructions or attend the meeting and vote your shares in person. Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

How Votes Are Counted

A majority of the outstanding shares of FBR Capital Markets common stock, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. Shares held in street name that are not voted on any matter will not be included in determining whether a quorum is present.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may either vote for or withhold your vote from each nominee for election to the Board of Directors, and you may vote for, against, or abstain from the ratification or the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If you just sign and submit your proxy card without voting instructions, your shares will be voted for each director nominee and for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Voting By Street Name Holders

If your shares are held in street name by a broker, bank or other nominee, follow the voting instructions you receive from your nominee. If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting. If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•

Discretionary items.    The election of directors and ratification of the appointment of the independent registered public accounting firm are discretionary items. Generally, brokers, banks and other nominees that do not receive instructions from street name holders may vote on these proposals in their discretion.

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Non-discretionary items.    Generally, under the Marketplace Rules of The Nasdaq Stock Market, Inc. (“NASDAQ”), nominees who have not received specific voting instructions from street name holders may not vote on non-discretionary items. Non-discretionary items will not be acted on at the meeting.

Vote Required to Elect Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Votes “withheld” from a nominee’s election and broker non-votes will have no impact on the outcome of the election of the nominees for director.

Vote Required to Ratify Appointment of PricewaterhouseCoopers LLP

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008 requires the votes cast in favor of the ratification exceed the number of votes opposing the ratification. Abstentions and broker non-votes will have no impact as they are not counted as votes cast.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each nominee for director and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How FBR Group Intends to Vote Its Shares

At the record date, Friedman, Billings, Ramsey Group, Inc. (“FBR Group”), our majority shareholder, held 33,333,049 shares of our common stock, representing approximately 52.4% of the total voting power of our outstanding shares entitled to vote at the annual meeting. We have been informed that FBR Group intends to vote all of its shares at the annual meeting “FOR” the election of each nominee for director and “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm. Accordingly, we expect all of the nominees for director to be elected and the appointment of PricewaterhouseCoopers LLP to be ratified.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, a number of our employees, including our officers, may solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co. to assist in the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to street name holders to obtain their voting instructions.

Attending the Annual Meeting

If you attend the meeting in person you will be asked to present photo identification, such as a driver’s license. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock & Transfer Trust Company, and plan to attend the annual meeting, please indicate this when you vote. If you hold your common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker or other nominee are examples of proof of ownership. If you want to vote your common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

2007 Annual Report to Shareholders

Our 2007 annual report to shareholders, including our consolidated financial statement and the notes thereto, is enclosed with this proxy statement. Our 2007 annual report to shareholders is also available online on our website at www.fbrcm.com under “Investor Relations.” For additional printed copies of our 2007 annual report to shareholders, please contact our Investor Relations department in writing c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Investor Relations. Shareholders may also contact our Investor Relations department by telephone at (703) 469-1080 or by e-mail at fbrcmir@fbr.com.

Important Notice Regarding Delivery of Security Holder Documents

SEC rules and Virginia law permit companies to mail a single copy of their annual report to shareholders and proxy statement in one envelope to all shareholders residing at the same address if certain conditions are met. This is called householding and can result in significant savings of paper and mailing costs. FBR Capital Markets does not yet practice householding.

Shareholders residing at the same address who are currently receiving multiple copies of our annual report to shareholders and proxy statements who wish to receive a single copy of such annual reports to shareholders and proxy statements may do so by contacting the Corporate Secretary at: FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Corporate Secretary or by calling (703) 312-9500.

Electronic Delivery of Proxy Materials

You may access this proxy statement and our annual report to shareholders for the year ended December 31, 2007 on our Internet website at www.fbrcm.com under “Investor Relations.”

If you would like to reduce our costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy statements, proxy cards and annual reports to shareholders electronically via e-mail or the Internet rather than in printed form. If you hold shares of our common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may sign up for electronic delivery by contacting American Stock Transfer & Trust Company and following their procedure. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Corporate Secretary at the following address: FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Corporate Secretary. If you are a street name holder who wishes to register for electronic delivery of future proxy materials, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee.

If you have agreed to electronic delivery of proxy materials and annual reports to shareholders, but wish to receive printed copies, please contact the Corporate Secretary at the address provided above.

Shareholder Proposals and Nominations for the 2009 Annual Meeting

Shareholders may submit proposals for inclusion in our proxy statement for our 2009 annual meeting, nominate individuals for election at our 2009 annual meeting of shareholders and propose other business for consideration by our shareholders at our 2009 annual meeting of shareholders. The following describes certain procedures and deadlines applicable to these shareholder proposals:

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Shareholder Proposals for Inclusion in 2009 Proxy Statement.    Under SEC rules, proposals that shareholders seek to have included in the proxy statement for our 2009 annual meeting of shareholders must be received by the Corporate Secretary no later than December 31, 2008.

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Other Shareholder Proposals and Nominations.    Our Bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in our proxy statement for that meeting. Under our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on March 9, 2009, and no earlier than February 5, 2009. The notice must contain the information required by our Bylaws.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice provisions of our Bylaws, subject to applicable rules of the SEC. Copies of our Bylaws are available on our Internet website at www.fbrcm.com under “Corporate Governance,” or may be obtained from the Corporate Secretary at the address shown above under “—Electronic Delivery of Proxy Materials.”

PROPOSAL 1 —

ELECTION OF DIRECTORS

Shareholders will be asked to elect nine directors to our Board of Directors at the annual meeting. If elected, these directors will serve for a one-year term expiring at the 2009 annual meeting of shareholders. The Nominating and Governance Committee has recommended for nomination, and the Board of Directors has nominated, each of the nominees listed below. All of the nominees currently are serving as members of our Board. Each nominee has agreed to be named in this proxy statement and to serve if elected. See “Information On Our Board of Directors, Its Committees and Corporate Governance — Voting Agreement.”

Although we know of no reason why any of the nominees for director listed below would not be able to serve, if unforeseen circumstances (e.g., death or disability) make it necessary for the Board of Directors to propose a substitute nominee for any of the nominees named below and you have authorized the proxies to vote your shares for the election of the nominees named below, the proxies will vote your shares for that substitute nominee.

Proxies cannot be voted at the annual meeting for more than these nine nominees, except as described above.

Biographical Information About the Nominees for Election as Directors

ERIC F. BILLINGS, age 55, is our Chairman and Chief Executive Officer, positions he has held since our formation in June 2006. He has served as a director of our company since June 2006. Mr. Billings is also the Chairman and Chief Executive Officer of FBR Group, a position he assumed in April 2005. Prior to April 2005, Mr. Billings served as Co-Chairman and Co-Chief Executive Officer of FBR Group. Since co-founding FBR Group in 1989, Mr. Billings has continuously served as a director. Mr. Billings has served in various capacities at FBR Group, including as Vice Chairman and Chief Operating Officer from 1989 to 1999, Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003 and Co-Chairman and Co-Chief Executive Officer from April 2003 to April 2005. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities. Mr. Billings is the brother of Mr. Jonathan Billings, who is head of institutional brokerage for our company.

RICHARD J. HENDRIX, age 42, is our President and Chief Operating Officer, a position he has held since our formation in June 2006. He has served as a director of our company since June 2006. Since February 2007, Mr. Hendrix has served as a Member of the Office of the Chief Executive of FBR Group. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of FBR Group. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of FBR Group. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR & Co. Prior to joining FBR & Co., Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR & Co. in 1997 in connection with a strategic alliance between the two companies.

ANDREW M. ALPER, age 50, is a member of our Board of Directors, a position he has held since January 2007. Mr. Alper currently serves as Chairman and Managing Member of EQA Partners, L.P., a commodity pool limited partnership engaged in a global macro strategy and currency trading. Mr. Alper served as President of New York City’s Economic Development Corporation and Chairman of New York City’s Industrial Development Agency from February 2002 to June 2006. Prior to joining New York City’s government in February 2002, Mr. Alper was a Partner and Managing Director of Goldman, Sachs & Co., or Goldman Sachs. In his 21 year career with Goldman Sachs, Mr. Alper served in various positions, including Co-Head of the Investment Banking Division’s Financial Institutions Group and Chief Operating Officer of the Investment Banking Division. He currently serves as Vice Chairman of the Board of Trustees of the University of Chicago and is a member of the Visiting Committee of the University of Chicago Graduate School of Business. Mr. Alper also is a trustee of the Riverdale Country School and the Mount Sinai Medical Center in New York City.

RICHARD M. DEMARTINI, age 55, is a member of our Board of Directors, a position he has held since the completion of our 2006 private offering in July 2006. Mr. DeMartini is a Managing Director of Crestview Partners, a position he has held since 2006. Mr. DeMartini currently serves as the non-executive Chairman of Munder Capital Management, a registered investment adviser, and Martin Currie Ltd., a UK registered investment advisory firm, which are Crestview Partners portfolio companies. Mr. DeMartini retired as President of Bank of America’s Asset Management Group in December 2004. He was also a member of the Risk and Capital Committee and the Operating Committee at Bank of America. Prior to joining Bank of America in 2001, Mr. DeMartini served as Chairman and Chief Executive Officer of the International Private Client Group at Morgan Stanley Dean Witter. He also was a member of the Morgan Stanley Dean Witter Management Committee. Mr. DeMartini’s career at Morgan Stanley Dean Witter spanned more than 26 years and included roles as President of Individual Asset Management and President of Dean Witter & Company, Inc. and Chairman of Discover Card. He has been a member of the investment community since joining Dean Witter in 1975. He has served as Chairman of the Board of The Nasdaq Stock Market, Inc. and Vice Chairman of the Board of the National Association of Securities Dealers, Inc. Mr. DeMartini currently serves as a trustee of the Cancer Research Institute and of the Whitney Museum of American Art.

THOMAS J. HYNES, JR., age 68, is a member of our Board of Directors, a position he has held since January 2007. Mr. Hynes is Chairman and Chief Executive Officer of Colliers Meredith & Grew, a Boston-based real estate services firm. Mr. Hynes has been employed by Colliers Meredith & Grew and its predecessor companies since 1965, during which time he has held various offices. Mr. Hynes also serves as Chairman of the Board of Trustees of Emmanuel College, a director of the Massachusetts Business Roundtable, a non-profit, non-partisan, statewide public affairs organization that represents Massachusetts’ leading industry and business enterprises, where he served as Chairman from 2004 to 2006, and as a director of the John F. Kennedy Library Foundation. From October 1996 to January 2006, Mr. Hynes served as a director of Prentiss Properties Trust, a publicly-traded REIT that was acquired by Brandywine Realty Trust in January 2006.

RICHARD A. KRAEMER, age 63, is a member of our Board of Directors, a position he has held since January 2007. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage REIT, from 2001 through December 2006. Mr. Kraemer also served as a trustee of American Financial Realty Trust, a publicly-traded REIT from 2002 through April 1, 2008. Mr. Kraemer serves on the Audit Committee and chairs the finance committee of the board of trustees of American Financial Realty Trust. He also serves as a director of Urban Financial Group, Inc., a position he has held since 2001. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank.

THOMAS S. MURPHY, JR., age 48, is a member of our Board of Directors, a position he has held since the completion of our 2006 private offering in July 2006. Mr. Murphy is a Managing Director of Crestview Partners, a position he has held since 2004. Mr. Murphy retired from Goldman Sachs in 2003 where he was the Co-Founder and Head of the Financial Sponsors Group. Mr. Murphy was a Partner and Managing Director of Goldman Sachs. The Financial Sponsors Group was responsible for Goldman Sachs’ investment banking activities with private equity firms around the world. These activities included acquisitions, divestitures, initial public offerings, bank and high yield financings and principal investments. He serves on the boards of trustees of The Taft School, The Inner-City Scholarship Fund and The Madison Square Boys and Girls Clubs.

ARTHUR J. REIMERS, age 53, is a member of our Board of Directors, a position he has held since January 2007. Since his retirement from Goldman Sachs in 2001, Mr. Reimers has served as an independent financial and business consultant. From 1981 to 2001, Mr. Reimers served in various capacities at Goldman Sachs, including, among others, as a Partner and Managing Director in the Investment Banking Division, Co-Head and Founder of the Investment Banking Division’s Healthcare Department from 1996 to 1998 and co-head of the Financial Advisory Group (London) from 1991 to 1996. Mr. Reimers also serves as Chairman of the Board of Directors of Rotech Healthcare, Inc., a publicly-traded healthcare company, a position he has held since March 2002. Mr. Reimers serves as a member of Rotech’s audit, compensation and Nominating and Governance Committees. He also served as a director of Bear Naked, Inc., a private food company until November 2007. From 2003 to

2005, Mr. Reimers served as a director of NeighborCare, Inc., a publicly-traded healthcare company that was acquired by Omnicare, Inc. in July 2005. Mr. Reimers is also a member of the management advisory board of New Mountain Capital, L.L.C., a private equity firm, and is a senior advisor to the New Mountain Vantage Fund, a public equity investment fund. Mr. Reimers serves on the board of trustees of the Boys & Girls Club of Greenwich, the Miami University Foundation Board, where he chairs the investment committee, and the board of directors of Outward Bound.

JOHN T. WALL, age 66, is a member of our Board of Directors, a position he has held since March 2007. Mr. Wall currently serves as a director of FBR Group, a position he has held since October 2002. Mr. Wall is currently the Chairman and CEO of Capital Markets Advisors, Inc., a firm that provides financial markets advisory services, a position that Mr. Wall has held since that firm’s formation in December 2002. Mr. Wall is also Co-Chairman of World Trade Center Dulles Airport Capital Advisors, Inc., a position that Mr. Wall has held since its inception in January 2008. From 1965 to October 2002, Mr. Wall served in various management roles at the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, most recently serving as President of Nasdaq International, Ltd., a position he assumed in 1997. In addition, Mr. Wall serves on the board of the Macklin Business Institute of Montgomery College and is Honorary Chairman of YANS International, a Chinese conglomerate. Mr. Wall has also served on numerous industry committees and boards, including the National Securities Clearing Corporation, The Options Clearing Corporation and EASDAQ. Mr. Wall recently retired from the board of the Caisse de Depot et Placement du Quebec.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR ELECTION

TO OUR BOARD OF DIRECTORS.

PROPOSAL 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our company’s and our subsidiaries’ financial statements for the fiscal year ending December 31, 2008. A resolution will be presented at the annual meeting to ratify the appointment of PwC by the Audit Committee. If shareholders do not ratify the appointment of PwC at the annual meeting, the Audit Committee will consider that fact in its review and future selection of our independent registered public accounting firm.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Representatives of PwC are expected to be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PwC

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Other Fees Paid To PwC in 2007 and 2006

Aggregate fees for professional services rendered for us and our subsidiaries by PwC for the years ended December 31, 2007 and 2006, were (dollars in thousands):

Fee Type	Year Ended December 31,
	2007	2006
Audit Fees	$1,438	$2,660
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3	3

Total	$1,441	$2,663

Audit Fees

Audit fees represent the aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC for the audit of our financial statements and the financial statements of our subsidiaries, the review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are provided by PwC in connection with the statutory and regulatory filings that are made by us and our subsidiaries, including the delivery of comfort letters. Audit fees for the years ended December 31, 2007 and 2006, respectively, were for professional services rendered by PwC for the audit of our consolidated financial statements and subsidiary audits, including quarterly reviews, related investment fund audits for which our company or one of our affiliates is the general partner, managing member or manager, issuance of comfort letters and consents, income tax provision procedures and assistance and review of documents filed with the SEC. The audit fees for 2007 and 2006 also include the audit of internal control over financial reporting.

All Other Fees

All other fees represent the aggregate fees billed in each of the last two fiscal years for products and services provided by PwC, other than the services reported in “Audit Fees,” “Audit Related Fees” and “Tax Fees” in the table above. In 2007 and 2006, these amounts related to fees paid to PwC in connection with a license for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to review and, if appropriate, pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee pre-approved all of the services provided by PwC to the Company and its subsidiaries during the fiscal year ended December 31, 2007.

INFORMATION ON OUR BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Controlled Company Exemption Under the NASDAQ Marketplace Rules

Under the NASDAQ Marketplace Rules, we are a “controlled company,” because FBR Group, through FBR TRS Holdings, Inc., controls more than 50% of the total voting power of our common stock. At the record date, FBR Group beneficially owned 49.8% of our outstanding shares of common stock. However, as a result of contractual restrictions applicable to restricted shares of our common stock, FBR Group controls 52.4% of the total voting power of our outstanding shares of common stock entitled to vote. See “Principal Shareholders — Security Ownership by Certain Beneficial Owners.”

Voting Agreement

We entered into a voting agreement with FBR Group and Crestview Partners (“Crestview”), a New York-based private equity firm, in connection with our 2006 private offering, the material terms of which are summarized below:

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Initial Board Composition.    Each of Crestview and FBR Group agreed to vote, or to cause its affiliates to vote, any shares of our common stock held by it so that our initial Board of Directors would consist of two directors designated by Crestview, three directors designated by FBR Group and four independent directors designated by FBR Group (so long as each of the independent directors was reasonably acceptable to Crestview). Crestview’s right to designate one director terminates if it sells or otherwise transfers one-third or more of the shares it purchased in our 2006 private offering, and terminates with respect to both directors when Crestview sells or otherwise transfers a total of two-thirds of the shares it purchased in our 2006 private offering. If FBR Group sells or otherwise transfers more than 50% of the shares of our common stock that it beneficially owned as of the closing of our 2006 private offering, FBR Group no longer has the contractual right to select independent directors, but FBR Group retains its right to designate three directors as long as any one of Messrs. Billings, Hendrix or Tonkel remains with our company as an executive officer.

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Removal and Replacement of Directors.    Each of Crestview and FBR Group has the right to remove any of its designees from our Board of Directors and designate his or her replacement. Each Crestview director is removable from our Board of Directors only for cause (as defined in the voting agreement), and, upon such removal, Crestview has the right to nominate his or her replacement. For so long as Crestview has the right to designate one of our directors, if a vacancy is created on our Board of Directors as a result of an independent director’s departure for any reason, any replacement selected by FBR Group must be reasonably acceptable to Crestview. If FBR Group and Crestview cannot reach agreement as to the acceptability of the permanent replacement director within 45 days of the former director’s departure, the remaining independent directors have the right to select the replacement director and to fill the vacancy after consulting with FBR Group and Crestview.

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Continuing Committee Representation.    For so long as Crestview has the right to designate one director, each committee of our Board of Directors will have as a member at least one Crestview director and at least one FBR Group director. To the extent that applicable law or the NASDAQ Marketplace Rules prevent such director from serving as a member of a committee of our Board of Directors, the Crestview director or the FBR Group director, as the case may be, will have certain observation rights.

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Composition of Subsidiary Boards.    For so long as Crestview has the right to designate one of our directors, Crestview also has the right to designate a representative for election or appointment, as the case may be, to the board of directors of each of our subsidiaries, other than our direct and indirect subsidiaries that are registered as investment advisers under the Investment Advisers Act of 1940.

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Transfers by FBR Group.    In the event FBR Group, through FBR TRS Holdings, sells or otherwise transfers more than 10% of the shares of our common stock that it beneficially owns to any one person or group, FBR Group has agreed to cause such person or group to vote in accordance with the terms of the voting agreement.

Independence of our Board of Directors

Our Corporate Governance Guidelines require that at least three of our directors be independent directors. Our Corporate Governance Guidelines specify that an “independent” director is a director who meets the independence requirements of the NASDAQ listing standards, as then in effect, and of such additional guidelines as our Board may have adopted or adopt. These standards provide a baseline for determining the independence of members of the Board. The independence standards used by our Board are detailed in our Corporate Governance Guidelines, which are available on our Internet website at www.fbrcm.com under “Corporate Governance.”

In making affirmative independence determinations, the Board broadly considers all relevant facts and circumstances, including, among other factors, the extent to which we make charitable contributions to tax exempt organizations with which the director, or director’s immediate family member, is affiliated. Using these criteria, the Board has affirmatively determined that the following directors have no material relationship with our company and are independent under the listing standards of the NASDAQ and our Corporate Governance Guidelines: Andrew M. Alper, Richard M. DeMartini, Thomas J. Hynes, Jr., Richard A. Kraemer, Thomas S. Murphy, Jr., Arthur J. Reimers and John T. Wall.

In making director independence determinations, the Board of Directors considered the fact that Mr. Wall also serves as a director of FBR Group and that Mr. DeMartini and Mr. Murphy also are affiliated with Crestview. The Board noted that various agreements and other arrangements exist between us and FBR Group and Crestview which could give rise to conflicts of interest for Mr. Wall, Mr. DeMartini and Mr. Murphy. Notwithstanding the existence of these agreements and arrangements and the potential for conflicts of interest, the Board concluded that Mr. Wall, Mr. DeMartini and Mr. Murphy satisfied the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board noted that, under our policy and practice, a majority of disinterested directors must approve transactions between us and FBR Group and us and Crestview in which a conflict of interest may arise. FBR Group has a similar policy and practice. Mr. Wall, Mr. DeMartini and Mr. Murphy would not be considered to be disinterested with respect to actions taken by the Board relating to agreements and transactions between us and FBR Group, or Crestview, as the case may be.

Board Meetings and Executive Sessions of Our Independent Directors

The Board of Directors held a total of 10 meetings during 2007. All of the incumbent directors except Mr. Alper attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees on which he served.

In accordance with our Corporate Governance Guidelines and the NASDAQ Marketplace Rules, our independent directors (excluding any non-management director who does not qualify as an independent director under the NASDAQ rules as then in effect) are required to meet at least annually in executive session, meetings which are attended only by the independent directors. The independent directors met in executive session once in 2007.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. From time to time the Board of Directors may establish other standing or special committees to discharge specific duties delegated to such committees by the Board.

Current standing committee membership and the number of meetings of each committee during 2007 are described below. Mr. Billings and Mr. Wall did not serve on any of our Board’s standing committees in 2007.

Name	Audit	Compensation	Nominating and Governance
Andrew M. Alper	X	X
Richard M. DeMartini		Chair
Richard J. Hendrix			X
Thomas J. Hynes, Jr.		X
Richard A. Kraemer	Chair		X
Thomas S. Murphy, Jr.			Chair
Arthur J. Reimers	X	X
Number of Meetings in 2007:	5	10	—

Audit Committee

The members of the Audit Committee are Mr. Kraemer, who serves as Chairman of the committee, Mr. Alper and Mr. Reimers. The Audit Committee assists the Board of Directors in monitoring our financial reporting process, and is solely responsible for hiring and monitoring the independence and performance of our independent auditors. The Board has determined that each member of the Audit Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Board has determined that Mr. Alper and Mr. Kraemer are qualified as “audit committee financial experts,” within the meaning of SEC regulations, and possess related financial management expertise within the meaning of the listing standards of the NASDAQ. The Audit Committee met five times in 2007. The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on our Internet website at www.fbrcm.com under “Corporate Governance.”

For additional information on our Audit Committee, please refer to the “Audit Committee Report” on page 36 of this proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. DeMartini, who serves as Chairman of the committee, Mr. Alper, Mr. Hynes and Mr. Reimers. The Board has determined that each member of the Compensation Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines. The Compensation Committee reviews our compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Compensation Committee met ten times in 2007. The Board of Directors adopted a revised written charter for the Compensation Committee in March 2008, a current copy of which is included as Appendix A to this proxy statement and available to shareholders on our Internet website at www.fbrcm.com under “Corporate Governance”

For additional information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, please refer to the “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 26 and page 35 of this proxy statement, respectively.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Murphy, who serves as Chairman of the committee, Mr. Hendrix and Mr. Kraemer. The Board has determined that each member of the Nominating and Governance Committee is independent according to the independence standards set forth in the NASDAQ listing standards and our Corporate Governance Guidelines, except for Mr. Hendrix, who serves as an executive officer of our company. Subject to the voting agreement we have with FBR Group and Crestview, the Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and oversees the evaluation of the Board. The Nominating and Governance Committee did not meet in 2007. Of the nine nominees for election to our Board of Directors, Crestview nominated two, Messrs. DeMartini and Murphy, and FBR Group nominated the other seven. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, a current copy of which is available to shareholders on our Internet website at www.fbrcm.com under “Corporate Governance.”

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including our Articles of Incorporation, Bylaws, Corporate Governance Guidelines, Statement of Business Principles and the charters of each of the committees of our Board of Directors, on our Internet website at www.fbrcm.com under “Corporate Governance.”

Our corporate governance materials may be obtained free of charge by submitting a written request to the Corporate Secretary c/o FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209.

Code of Ethics

We have not adopted a code of ethics that applies only to our principal executive officer, principal financial officer and principal accounting officer, because our Board of Directors has adopted a Statement of Business Principles that is broadly written and covers these officers and their activities. Our Statement of Business Principles is available on our Internet website at www.fbrcm.com under “Corporate Governance.”

Director Nominations

Our Nominating and Governance Committee’s responsibilities, as noted above and as described in its charter, include identifying and recommending director candidates for nomination to serve on our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

A shareholder may nominate a person for election to the Board of Directors in compliance with applicable Virginia law and our Bylaws. No persons were nominated by shareholders for election to the Board of Directors at the annual meeting in accordance with this policy. Our Bylaws require that any such nominations for our 2009 annual meeting of shareholders must be received by us no earlier than February 5, 2009, and no later than March 9, 2009. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in our Bylaws. If a shareholder fails to meet the requirements or deadlines described in our policy, such nominations will be considered out of order and will not be acted upon at our 2009 annual meeting of shareholders. We may exercise discretionary voting authority under proxies we solicit to vote against any such proposal.

Process for Identifying and Evaluating Director Candidates

The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines, a copy of which is available on our Internet website at www.fbrcm.com under “Corporate Governance.” The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. In addition, the committee will evaluate a candidate’s independence, diversity, business experience, skills, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with the Board of Directors

Shareholders wishing to communicate with the Board of Directors should send any communication in writing to FBR Capital Markets Corporation, 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Corporate Secretary. Any such communication must state the number of shares of FBR Capital Markets common stock beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a committee of the Board of Directors, the lead director or to any other individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at the Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings but encourages director attendance at annual meetings. This will be our first annual meeting of shareholders.

Contributions to Charitable Entities

In 2007, we did not make any charitable contributions to any charitable organization in which our directors served as executive officers.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. DeMartini (Chairman), Alper, Hynes and Reimers served on the Compensation Committee. None of these directors served, during the last fiscal year or in any prior year, as one of our officers or employees. None of our executive officers served on the compensation committee or board of directors of any company that employed any member of the Compensation Committee.

Compensation of Non-Employee Directors

In 2007, directors who were not employees of our company or employees of our affiliates received an annual retainer of $100,000 for their service on our Board of Directors, which was paid partially in cash and partially in options granted under our 2006 Long-Term Incentive Plan (“LTIP Plan”). We do not pay our non-employee directors attendance fees. The 2007 annual retainer was paid to each non-employee director (other than Mr. DeMartini and Mr. Murphy who are employed by Crestview or its affiliates) upon joining our Board of Directors.

Messrs. Alper and Reimers joined our Board in January 2007, and they elected to receive all of their 2007 annual retainer in options. Messrs. Hynes and Kraemer also joined our Board in January 2007 and elected to receive one-half of their 2007 annual retainer in cash and the other half in options. Accordingly, Messrs. Alper and Reimers were each granted 19,841 options. Messrs. Hynes and Kraemer were each granted 9,920 options and were each paid $50,000 in cash. The options granted to Messrs. Alper, Hynes, Kraemer and Reimers have an exercise price of $15 per share, vested in full on January 26, 2008, and have a ten-year exercise period. The number of shares subject to the options granted to Messrs. Alper, Hynes, Kraemer and Reimers was determined using the Black-Scholes option pricing model.

Mr. Wall joined our Board in April 2007, and elected to receive one-half of his 2007 annual retainer in cash and the remainder in options under our LTIP Plan. Accordingly, Mr. Wall was paid $50,000 in cash and was granted 10,019 options in April 2007 under our 2006 Long Term Incentive Plan, which options have an exercise price of $15.25 per share, vested in full on April 30, 2008, and have a ten-year exercise period. The number of shares subject to the options granted to Mr. Wall was determined using the Black-Scholes option pricing model.

In addition to the options described above, upon joining our Board, each of the non-employee directors (other than Mr. DeMartini and Mr. Murphy, the directors designated by Crestview) received a one-time option grant under our LTIP Plan. Accordingly, Messrs. Alper, Hynes, Kraemer, Reimers and Wall were each granted 35,000 options. These options have an exercise price of $15 per share ($15.25 for the options granted to Mr. Wall), vest in three equal annual installments beginning on January 26, 2008 (April 30, 2008 for the options granted to Mr. Wall), and expire on the ten-year anniversary of the date of grant. The number of shares subject to the options granted to Messrs. Alper, Hynes, Kraemer, Reimers and Wall was determined using the Black-Scholes option pricing model.

For information on the valuation of option awards, please refer to Note 13 in the notes to our consolidated financial statements included in our 2007 Annual Report on Form 10-K.

Executive officers that served as a member of our Board of Directors at any time during 2007 (Mr. Billings, Mr. Hendrix and Mr. Tonkel) and affiliates of Crestview designated to serve on our Board of Directors pursuant to the terms of our voting agreement with Crestview (Mr. DeMartini and Mr. Murphy) did not receive any compensation in 2007 for their services as members of our Board of Directors. These directors are eligible to participate in the LTIP Plan. Mr. DeMartini and Mr. Murphy were not granted any equity-based compensation under our LTIP Plan in 2007.

Messrs. Billings. Hendrix and Tonkel, who served on our Board of Directors during 2007, also served as executive officers of FBR Group. As executive officers of FBR Group, Messrs. Billings, Hendrix and Tonkel were paid by FBR Group. In 2007, we paid to FBR Group a fee in accordance with the management services agreement. See “Compensation Discussion and Analysis.”

In addition to the compensation paid to our non-employee directors discussed above, we also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees and corporate events that directors may be asked to attend.

Mr. Wall also received compensation for serving as a member of the FBR Group Board of Directors in 2007. As compensation for serving on the FBR Group Board, Mr. Wall was paid a total of $241,456, consisting of $158,417 in fees earned or paid in cash and $83,039 in stock awards. In addition, FBR Group paid Mr. Wall, as one of its non-employee directors, an annual grant of restricted stock units which had a grant date fair value of $84,997.

Non-Employee Director Compensation Table for 2007

The following table contains compensation information for our non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)	Total Compensation ($)
Andrew M. Alper	—	—	156,694	—	156,694
Richard M. DeMartini	—	—	—	—	—
Thomas J. Hynes, Jr.	50,000	—	110,253	—	160,253
Richard A. Kraemer	50,000	—	110,253	—	160,253
Thomas S. Murphy, Jr.	—	—	—	—	—
Arthur J. Reimers	—	—	156,694	—	156,694
John T. Wall	50,000	—	84,422	—	134,422

(1)	The amounts in the option awards column reflect the respective dollar amounts of stock-based compensation expense recognized for 2007 financial statement reporting purposes in accordance with SFAS No. 123R. As of December 31, 2007, our non-employee directors held option awards as set forth in the table below:

Name	Aggregate Number of Options Outstanding at Fiscal Year End (#)	Aggregate Grant Date Fair Value of Option Awards Outstanding at Fiscal Year End ($)
Andrew M. Alper	54,841	306,149
Richard M. DeMartini	—	—
Thomas J. Hynes, Jr.	44,920	256,147
Richard A. Kraemer	44,920	256,147
Thomas S. Murphy, Jr.	—	—
Arthur J. Reimers	54,841	306,149
John T. Wall	45,019	261,560

EXECUTIVE OFFICERS OF THE COMPANY

The following persons have been appointed by our Board of Directors to serve as our executive officers in the fiscal year ending December 31, 2008:

ERIC F. BILLINGS, age 55, is our Chairman and Chief Executive Officer, positions he has held since our formation in June 2006. He has served as a director of our company since June 2006. Mr. Billings is also the Chairman and Chief Executive Officer of FBR Group, a position he assumed in April 2005. Prior to April 2005, Mr. Billings served as Co-Chairman and Co-Chief Executive Officer of FBR Group. Since co-founding FBR Group in 1989, Mr. Billings has continuously served as a director. Mr. Billings has served in various capacities at FBR Group, including as Vice Chairman and Chief Operating Officer from 1989 to 1999, Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003 and Co-Chairman and Co-Chief Executive Officer from April 2003 to April 2005. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities. Mr. Billings is the brother of Mr. Jonathan Billings, who is head of institutional brokerage for our company.

RICHARD J. HENDRIX, age 42, is our President and Chief Operating Officer, a position he has held since our formation in June 2006. He has served as a director of our company since June 2006. From February 2007 through April 2008, Mr. Hendrix served as Member, Office of the Chief Executive of FBR Group. From April 2004 to February 2007, Mr. Hendrix served as President and Chief Operating Officer of FBR Group. Between April 2003 and April 2004, Mr. Hendrix served as Chief Investment Officer of FBR Group. Prior to March 2003, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to heading the Real Estate and Diversified Industrials Investment Banking Groups at FBR & Co. Prior to joining FBR & Co., Mr. Hendrix was a Managing Director of PNC Capital Markets’ investment banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR & Co. in 1997 in connection with a strategic alliance between the two companies.

J. ROCK TONKEL, Jr., age 45, serves as Member, Office of the Chief Executive, a position he has held since February 2007. Mr. Tonkel is also the President and Chief Operating Officer of FBR Group. Mr. Tonkel served as Executive Vice President and Head of Investment Banking at FBR & Co., a position he assumed in February 2002. Mr. Tonkel joined FBR Group in 1994 as Managing Director of Investment Banking’s Financial Institutions Group. Prior to joining FBR Group, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision, the regulatory agency for the savings and loan industry.

BRADLEY J. WRIGHT, age 48, is our Executive Vice President and Chief Financial Officer. Mr. Wright joined our company in March 2008. Mr. Wright has more than 25 years of experience in financial services and joined our company from Bear Stearns where he most recently served as Senior Managing Director and was in charge of finance for Private Client Services. Prior to joining Bear Stearns in 1996, he spent 14 years at Price Waterhouse in its Capital Markets & Treasury division. Mr. Wright is a Certified Public Accountant and a CFA charter holder.

WILLIAM J. GINIVAN, age 57, is our Executive Vice President and General Counsel. Mr. Ginivan joined FBR Group in January 1998 as Deputy General Counsel and was appointed to Executive Vice President and Chief Legal Officer in January 2000. Prior to joining FBR Group, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc. from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

ROBERT J. KIERNAN, age 42, is our Senior Vice President, Controller and Chief Accounting Officer. Mr. Kiernan joined FBR Group in August 2002 as Controller and was appointed to Senior Vice President, Controller and Chief Accounting Officer in April 2003. Prior to joining our company, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young, focusing on clients in the financial services industry.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management

The following table shows the number of shares of our common stock and FBR Group Class A and Class B common stock known by us to be beneficially owned at April 24, 2008, by each director, each nominee for director, each named executive officer and all directors and executive officers as a group. Except for Messrs. Billings, Tonkel, Hendrix, Harrington, Ginivan and Wall, none of the individuals named in the table below beneficially owns any shares of FBR Group Class A or Class B common stock.

For purposes of the table below, beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless indicated otherwise in the footnotes to the table below, each individual has sole voting and investment power with respect to all shares of our common stock, FBR Group Class A and FBR Group Class B common stock shown as beneficially owned by such person.

Name of Beneficial Owners	FBR Capital Markets Corporation			Friedman, Billings, Ramsey Group, Inc.
	Common Stock			Class A Common Stock			Class B Common Stock			Percent of Total Voting Power(4)
	Shares Beneficially Owned (#)		Percent of Class(1)	Shares Beneficially Owned (#)		Percent of Class(2)	Shares Beneficially Owned (#)		Percent of Class(3)
Eric F. Billings	33,404,940	(5)(6)	49.9%	469,376	(13)	*	8,065,400	(15)	69.1%	13.5%
J. Rock Tonkel, Jr.	33,343,049	(5)(6)	49.9%	1,507,665		1.0%	280,000	(16)	2.4%	1.3%
Richard J. Hendrix	33,371,480	(5)(6)	49.9%	679,040		*	—		—	*
Kurt R. Harrington	33,344,978	(5)	49.9%	213,650		*	—		—	*
William J. Ginivan	33,357,112	(5)(6)	49.9%	250,162		*	—		—	*
Andrew M. Alper	98,174	(7)	*	—		—	—		—	—
Richard M. DeMartini	—	(8)	*	—		—	—		—	—
Thomas J. Hynes, Jr.	31,586	(9)	*	—		—	—		—	—
Richard A. Kraemer	41,586	(10)	*	—		—	—		—	—
Thomas S. Murphy, Jr.	—	(8)	*	—		—	—		—	—
Arthur J. Reimers	98,174	(11)	*	—		—	—		—	—
John T. Wall	33,364,734	(5)(12)	49.9%	30,000	(14)	*	—		—	*
All executive officers and directors of FBR Capital Markets as a group as of April 24, 2008 (13 persons)(17)	33,813,739		50.6%	2,480,862		1.7%	8,345,400		71.5%	15.0%

*	Less than one percent.
(1)	Based on 66,883,317 shares of FBR Capital Markets common stock outstanding as of April 24, 2008. Our shares outstanding on such date include 3,278,645 shares issued pursuant to restricted stock award agreements under our Long-Term Incentive Plan. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of FBR Capital Markets common stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(2)	Based on 147,835,372 shares of FBR Group Class A common stock outstanding as of April 24, 2008. Holders of shares of FBR Group Class A common stock are entitled to one vote per share. Shares of FBR Group Class A common stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(3)	Based on 11,669,170 shares of FBR Group Class B common stock outstanding as of April 24, 2008. Holders of shares of FBR Group Class B common stock are entitled to three votes per share. Shares of FBR Group Class B common stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(4)	Total voting power represents the combined voting power of outstanding shares of FBR Group Class A and Class B common stock. Holders of Class A and Class B common stock vote together on all matters submitted to a vote of FBR Group shareholders.
(5)

Messrs. Billings, Tonkel, Hendrix, Harrington, Ginivan and Wall serve as executive officers and/or directors of FBR Group, the sole shareholder of FBR TRS Holdings. As of April 24, 2008, each of these individuals could be deemed to have beneficial ownership of 33,333,049 shares of our common stock owned of record by FBR TRS Holdings, Inc. The shares owned of record by FBR TRS

Holdings, Inc. have been included in the number of shares of our common stock shown as beneficially owned by each of these individuals. Each of these individuals disclaims beneficial ownership of any such shares except to the extent of their pecuniary interest in such shares.

(6)	Does not include an aggregate of 724,500 shares of our common stock issuable upon exercise of options granted to Messrs. Billings, Tonkel, Hendrix and Ginivan in the following amounts: Mr. Billings — 243,000 shares; Mr. Tonkel — 162,000 shares; Mr. Hendrix — 162,000 shares; and Mr. Ginivan — 67,500 shares.
(7)	The number of shares of FBR Capital Markets common stock shown as beneficially owned in the table above by Mr. Alper includes 31,507 shares of our common stock issuable to Mr. Alper upon exercise of options that are currently exercisable or exercisable within 60 days of the date for which information has been presented in the table above.
(8)	Each of Messrs. Murphy and DeMartini is a member of our Board of Directors and a Managing Director of Crestview Advisors, L.L.C., which provides investment advisory and management services to investment funds affiliated with Crestview Partners GP, L.P. and, either directly or through an affiliate, a limited partner of Crestview Partners GP, L.P., the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Crestview Advisors, L.L.C. also provides advisory services to us. Mr. Murphy is also the President of Crestview, L.L.C., the general partner of Crestview Partners GP, L.P. Each of Messrs. Murphy and DeMartini disclaim beneficial ownership of any shares of common stock shown as beneficially owned by Crestview Partners GP, L.P. in the table appearing under the heading “Ownership of Equity Securities by Certain Beneficial Owners.”
(9)	The number of shares of FBR Capital Markets common stock shown as beneficially owned in the table above by Mr. Hynes includes 21,586 shares of our common stock issuable to Mr. Hynes upon exercise of options that are currently exercisable or exercisable within 60 days of the date for which information has been presented in the table above.
(10)	The number of shares of FBR Capital Markets common stock shown as beneficially owned in the table above by Mr. Kraemer includes 21,586 shares of our common stock issuable to Mr. Kraemer upon exercise of options that are currently exercisable or exercisable within 60 days of the date for which information has been presented in the table above.
(11)	The number of shares of FBR Capital Markets common stock shown as beneficially owned in the table above by Mr. Reimers includes 31,507 shares of our common stock issuable to Mr. Reimers upon exercise of options that are currently exercisable or exercisable within 60 days of the date for which information has been presented in the table above.
(12)	The number of shares of FBR Capital Markets common stock shown as beneficially owned in the table above by Mr. Wall includes 21,685 shares of our common stock issuable to Mr. Wall upon exercise of options that are currently exercisable or exercisable within 60 days of the date for which information has been presented in the table above.
(13)	The number of shares of FBR Group Class A common stock shown as beneficially owned by Mr. Billings in the table above includes: (i) 219,988 shares held by EFB Capital Corp., of which all of the outstanding capital stock is held by Mr. Billings’ wife, as to which shares Mr. Billings disclaims beneficial ownership; (ii) an aggregate of 400 shares held in trusts for the benefit of Mr. Billings’ children, as to which Mr. Billings disclaims beneficial ownership; (iii) 1,315 shares held by the Eric and Marianne Billings Charitable Foundation, as to which Mr. Billings disclaims beneficial ownership; and (iv) 247,673 shares held by Mr. Billings, over which Mr. Billings exercises sole voting and investment power.
(14)	The number of shares of FBR Group Class A common stock shown as beneficially owned by Mr. Wall in the table above (i) includes 10,000 shares issuable to Mr. Wall upon exercise of stock options that are currently exercisable or exercisable within 60 days of April 24, 2008, and (ii) does not include 34,995 restricted stock units (“RSUs”) that FBR Group awarded to its directors under its 2004 Long Term Incentive Plan and a predecessor plan, the Non-Employee Director Stock Compensation Plan. RSUs do not have any voting rights but are entitled to dividend equivalent payments.
(15)	The number of shares of FBR Group Class B common stock shown as beneficially owned by Mr. Billings in the table above includes an aggregate of 92,260 shares held in an irrevocable trust for the benefit of each child of Jonathan Billings, the brother of Eric F. Billings. Mr. Billings serves as the trustee and has voting and investment power over these shares but disclaims beneficial ownership of these shares.
(16)	The number of shares of FBR Group Class B common stock shown as beneficially owned by Mr. Tonkel in the table above excludes 50,000 shares held in an irrevocable family trust, as to which Mr. Tonkel does not exercise voting or investment power of these 50,000 shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in the family trust.
(17)	The amount shown as beneficially owned by all executive officers and directors of our company as of April 24, 2008 includes shares of our common stock beneficially owned by Bradley J. Wright and Robert J. Kiernan, who are executive officers of our company, but exclude Kurt R. Harrington, who was a Named Executive Officer for 2007 and served as an executive officer of our company until March 4, 2008.

Security Ownership by Certain Beneficial Owners

The following table shows the number of shares of our common stock beneficially owned by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us at April 24, 2008, to be the beneficial owner of more than five percent of our voting securities other than members of management (who are included in the table above).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
Crestview Partners GP, L.P. 667 Madison Avenue New York, New York 10021	Common Stock	7,772,813	(1)	11.6	%(2)

Passport Management LLC 30 Hotaling Place, Suite 300 San Francisco, California 94111	Common Stock	6,752,504	(3)	10.1	%(2)

Friedman, Billings, Ramsey Group, Inc. 1001 Nineteenth Street North Arlington, VA 22209	Common Stock	33,333,049	(4)	49.8	%(2)

(1)	Includes 4,905,560 shares of common stock held of record by Forest Holdings LLC and 267,253 shares of common stock held of record by Forest Holdings (ERISA) LLC. Also includes 2,465,671 shares of common stock issuable upon exercise of outstanding options granted to Forest Holdings LLC and 134,329 shares of common stock, issuable upon exercise of outstanding options granted to Forest Holdings (ERISA) LLC. Each of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P. and Crestview Offshore Holdings (Cayman), L.P. has shared voting and investment power over 7,371,231 shares of common stock. Crestview Partners GP, L.P. has shared voting and investment power over 7,772,813 shares of common stock, including 2,600,000 currently exercisable shares held by Forest Holdings LLC and by Forest Holdings (ERISA) LLC. Crestview Partners GP, L.P. is the general partner of each of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. The investment committee of Crestview Partners GP, L.P. makes investment decisions on behalf of the investment funds that are members of Forest Holdings LLC and Forest Holdings (ERISA) LLC. Barry S. Volpert serves as the chairman of the investment committee of Crestview Partners GP, L.P. Mr. Volpert has the right to designate, in his discretion, additional persons to serve on the investment committee of Crestview Partners GP, L.P. and therefore could be deemed to have beneficial ownership of an aggregate of 7,772,813 shares of common stock. However, Mr. Volpert disclaims beneficial ownership of all such shares. The composition of the investment committee of Crestview Partners GP, L.P. changes from time to time.
(2)	Based on 66,883,317 shares of FBR Capital Markets common stock outstanding as of April 24, 2008. Our shares outstanding on such date include 3,278,645 issued pursuant to restricted stock award agreements under our Long-Term Incentive Plan. The holders of these shares agreed not to vote or grant a proxy to vote such shares until the applicable voting restrictions lapse. Shares of FBR Capital Markets common stock subject to options currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the class owned by the person holding such options but are not deemed outstanding for computing the percentage of the class owned by any other person.
(3)	This information is based on a Schedule 13G/A report filed by Passport Global Master Fund SPC Ltd. for and on behalf of Portfolio A (Global Strategy (Fund I), Partners Group Alternative Strategies PCC Limited Gold Iota Cell (Fund II), Passport Management, LLC (Passport Management), Passport Holdings, LLC (Passport Holdings), Passport Capital, LLC (Passport Capital) and John Burbank (Burbank)) on February 14, 2008. Each of Passport Management, Passport Holdings, Passport Capital and Burbank has shared voting and investment power over 5,948,363 shares of Class A stock owned of record by Fund I and Fund II.
(4)	The number of shares of FBR Capital Markets common stock shown as beneficially owned by FBR Group in the table above includes 33,333,049 shares held of record by FBR TRS Holdings, which is a wholly-owned subsidiary of FBR Group. FBR Group has sole voting and investment power over all of these shares. As a result of contractual voting restrictions applicable to 3,278,645 restricted shares of FBR Capital Markets common stock issued under our Long-Term Incentive Plan, FBR Group controls approximately 52.4% of the total voting power of our outstanding shares entitled to vote.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2007, information with respect to compensation plans under which equity securities we authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity Compensation Plans Approved by Shareholders	4,419,254	$15.03	16,111,430	(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	4,419,254	$15.03	16,111,430	(3)

(1)	There are no outstanding warrants or rights.
(2)	Amounts exclude any securities to be issued upon exercise of outstanding options.
(3)	Includes 15,268,933 shares issuable under our Long Term Incentive Plan and 842,497 shares issuable under our 2007 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file reports of ownership and changes in ownership of our company’s securities with the SEC. Based solely on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that our directors and executive officers filed all reports required by Section 16(a) on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with Executive Officers, Directors and Other Related Persons

During 2007, certain family members of Eric F. Billings, our Chairman and Chief Executive Officer and Chairman and Chief Executive Officer of FBR Group, and William J. Ginivan, our Executive Vice President and General Counsel and Executive Vice President and Chief Legal Officer of FBR Group, were employed by us or FBR & Co. and received compensation in excess of $120,000 for their services.

Jonathan Billings, the brother of Eric F. Billings, was employed in 2007 by FBR & Co. as its Executive Vice President and Head of Institutional Brokerage. During 2007, Jonathan Billings was paid cash compensation of $2,656,842, including 2007 base salary, a portion of 2006 bonus paid in 2007 and a portion of 2007 bonus. The portion of 2006 bonus paid in 2007 was previously disclosed in our 2007 proxy statement. On February 12, 2007, Jonathan Billings received 25,006 shares of our common stock. This stock award was previously disclosed in our 2007 proxy statement and had an aggregate grant date fair value of $383,842 based on a value per share of $15.35 (the last reported sale price per share of our common stock as reported on the date of grant by the PORTAL MarketSM). On June 7, 2007, Jonathan Billings was granted 20,000 restricted shares of our common stock, which had an aggregate grant date fair value of $340,000 based on a value per share of $17.00 (the initial public offering price per share of our common stock on June 7, 2007). These shares were granted as part of an all-employee grant of restricted shares in connection with the completion of our initial public offering. On August 3, 2007, Jonathan Billings was granted 36,530 restricted shares of our common stock, which had an aggregate grant date fair value of $485,484 based on a value per share of $13.29 (the closing sale price per share of our common stock on August 2, 2007, as reported on The Nasdaq Global Select Market). Jonathan Billings continues to be employed by FBR & Co. We expect that he will be paid more than $120,000 in 2008. The compensation paid to Jonathan Billings was neither determined nor influenced by Eric F. Billings.

Eric F. Billings, our Chairman and Chief Executive Officer and Chairman and Chief Executive Officer of FBR Group has three sons, each of whom was employed by FBR & Co. as an Assistant Vice President, Junior Broker in FBR & Co.’s Institutional Sales Department until January 11, 2008. During 2007, Mr. Billings’ three sons were paid cash compensation of $199,151, $197,673 and $197,291, respectively. On June 7, 2007, each of Mr. Billings’ sons was granted 350 restricted shares of FBR Capital Markets common stock, which had an aggregate grant date fair value of $5,950 based on a value per share of $17.00 (the initial public offering price per share of FBR Capital Markets common stock on June 7, 2007), but which were forfeited by Mr. Billings’ sons when they left our company in January 2008. We believe Mr. Billings’ three sons were each paid consistently in 2007 with comparable employees within FBR & Co.’s Institutional Sales Department. The compensation paid to Mr. Billings’ three sons was determined by their department manager without input from Mr. Billings.

The son of William J. Ginivan, our Executive Vice President and General Counsel and Executive Vice President and Chief Legal Officer of FBR Group is employed by FBR & Co. as an Analyst in FBR & Co.’s Investment Banking Division. During 2007, Mr. Ginivan’s son was paid aggregate cash compensation of $124,808, including base salary and cash bonus. On June 7, 2007, Mr. Ginivan’s son was granted 250 restricted shares of our common stock, which had an aggregate grant date fair value of $4,250 based on a value per share of $17.00 (the initial public offering price per share of our common stock on June 7, 2007). We believe Mr. Ginivan’s son was paid consistently in 2007 with comparable employees of FBR & Co.’s Investment Banking Division. Mr. Ginivan’s son continues to be employed by FBR & Co. We expect that he will be paid more than $120,000 in 2008. The compensation paid to Mr. Ginivan’s son is determined by the manager for his son’s department without any input from Mr. Ginivan.

Pursuant to our director stock purchase plan, Messrs. Alper, Hynes, Kraemer and Reimers subscribed for an aggregate of 163,334 shares of our common stock at a purchase price of $15 per share in January 2007. We received net proceeds of approximately $2.5 million from the issuance and sale of these shares. Mr. Wall subscribed for 10,000 shares of our common stock at a purchase price of $15.25 per share in April 2007. We received net proceeds of approximately $152,500 from the issuance and sale of these shares.

Transactions With FBR Group and Its Affiliates

In connection with a private offering of our common stock in July 2006 (which we refer to as our “July 2006 private offering”), our Board of Directors, which at the time consisted of Messrs. Billings, Hendrix and Tonkel, approved and we entered into a management services agreement with FBR Group. As discussed below, this agreement was terminated effective as of January 1, 2008. Prior to termination of this agreement, we initially paid FBR Group an annual amount equal to 8.0% of our consolidated pre-tax earnings, plus an additional amount equal to 3.0% of the pre-tax earnings of our investment banking unit, in each case before deducting the amount payable to FBR Group. We agreed with FBR Group to amend this agreement prior to completion of our initial public offering in June 2007. As amended, we paid FBR Group an annual amount equal to 8.0% of our consolidated pre-tax earnings, before deducting the amount payable to FBR Group, plus a $1.5 million flat fee grossed up for tax purposes and certain employee benefit expenses. Our Board of Directors, including a majority of our independent directors, approved the amendment to the management services agreement. On February 19, 2008, our Board of Directors established a 2008 Incentive Compensation Program for certain of our executive officers. As a result, effective January 1, 2008, the management services agreement was terminated. For the period from January 1, 2007 until the termination of the management services agreement on January 1, 2008, we recognized approximately $4.1 million in costs under this agreement, of which we were required to pay FBR Group approximately $4.1 million.

In connection with our July 2006 private offering, our Board of Directors, which at the time consisted of Messrs. Billings, Hendrix and Tonkel, also approved and we entered into a management services agreement with FBR Group pursuant to which we provide, or cause one or more of our subsidiaries to provide, to FBR Group certain services for fees based on actual costs incurred by us and our subsidiaries in providing the services. Similarly, FBR Group agreed to provide to us under the same services agreement certain services for fees based on actual costs incurred by FBR Group and its subsidiaries in providing the services. FBR Group has paid us approximately $8.6 million pursuant to this agreement since January 1, 2007, and we have paid FBR Group approximately $1.5 million pursuant to this agreement for the same period. We believe the terms of these services in the aggregate are at least as favorable to us as those we could have obtained from unrelated third parties through arm’s-length negotiations.

In July 2006, we entered into a tax sharing agreement with FBR TRS Holdings, a wholly-owned subsidiary of FBR Group, with respect to prior tax periods pursuant to which we and FBR TRS Holdings will be responsible for our respective portions of the tax liability, and will be entitled to receive the benefit of our respective portions of any tax benefit or refund, that relates to such prior tax periods. Under the tax sharing agreement, FBR TRS Holdings has the sole authority to respond to and conduct all income tax proceedings, including tax audits, relating to prior tax periods. This arrangement may result in conflicts of interest between our company and FBR TRS Holdings with respect to prior tax periods. The tax sharing agreement will terminate upon the expiration of the statute of limitations for the 2006 tax period. Under the tax sharing agreement, if we or one of our subsidiaries is assessed and pays directly to the Internal Revenue Service tax liability for a prior tax period in excess of the amount properly allocable to us or such subsidiary under the tax sharing agreement, FBR TRS Holdings has agreed to reimburse us for the amount of such excess. In 2007, FBR TRS Holdings did not pay any reimbursement to us.

In 2007, FBR Group provided FBR & Co. with an uncommitted $500 million unsecured revolving subordinated credit facility. This line of credit expired on March 31, 2008. The interest rate on borrowings under this credit facility was equal to the broker call rate as published daily in the Wall Street Journal, plus 0.2%. The largest aggregate amount of principal outstanding under this credit facility at any time since January 1, 2007 was $40 million. As of March 31, 2008, the date on which this credit facility expired, there was no outstanding principal balance under this credit facility. Since January 1, 2007, the amount of principal paid by FBR & Co. to FBR Group under this credit facility was $40 million. The aggregate amount of interest paid by FBR & Co. to FBR Group under this credit facility since January 1, 2007, was $29,589.

In 2007, FBR & Co. provided FBR Group with a $200 million uncommitted revolving credit facility. From time to time, FBR Group borrows funds from FBR & Co. under this credit facility in order to provide for FBR

Group’s working capital needs. The interest rate on borrowings under this credit facility is equal to 8.25%. Since January 1, 2007, there has been no amount of principal outstanding under this credit facility at any time. As of April 24, 2008, there was no outstanding principal balance under this credit facility.

During 2007, we chartered or subleased for business use aircraft from companies owned by related persons. We only paid for business use of the aircraft. Our company paid an hourly charter rate or sublease use rate that we believe was below market rates for comparable aircraft on comparable routes under comparable arrangements, based on an independent, external review conducted under the auspices of the nominating and governance committee of FBR Group. The nominating and governance committee of FBR Group reviewed and reported to the board of directors of FBR Group the charter and lease rates on a quarterly basis. During 2007, we chartered an airplane formerly owned by EFB Aviation LLC (“EFB”), which is principally owned by Mr. Eric Billings, our Chairman and Chief Executive Officer. This aircraft was leased through an independent aircraft management company that maintained the aircraft and hired pilots and attendants. In October 2006, EFB sold its aircraft to Wachovia Financial Services, Inc. and entered into a dry sublease of the aircraft. In order to ensure continued use of a dedicated aircraft with proven flight history and crew, we entered into a dry sublease with EFB under which we paid an hourly use rate, plus daily crew charges. The dry sublease, which the disinterested directors of FBR Group’s board of directors reviewed and approved, has a one-year renewable term and is cancellable on 30 days’ notice. During 2007, we incurred charter expenses for the use of EFB’s former aircraft of approximately $1.5 million and aircraft use charges under the dry sublease with EFB of approximately $0.4 million.

Transactions With Crestview

In connection with our 2006 private offering, our Board of Directors, which at the time consisted of Messrs. Billings, Hendrix and Tonkel, approved and we entered into a professional services agreement with an affiliate of Crestview (Crestview Advisors, L.L.C.). In exchange for ongoing strategic advice and assistance, we agreed to pay Crestview’s affiliate an annual strategic advisory fee of $1 million, plus reimbursement of its reasonable out-of-pocket expenses, for so long as Crestview continues to own at least 50% of the shares of our common stock it purchased in our July 2006 private offering. Since January 1, 2007, we have paid Crestview’s affiliate approximately $1.0 million under this agreement.

Review, Approval or Ratification of Transactions With Related Persons

Our Board of Directors has adopted a policy and it is our practice not to enter into any related party transaction with any of our executive officers or directors (or transactions not in the ordinary course of business or not performed on standard market terms with shareholders known to beneficially own over five percent of a class of our voting securities or their related persons), unless the transaction is approved by a majority of our disinterested directors. This policy requires a majority of the disinterested directors serving on our Board of Directors to approve:

•	any agreement or arrangement between, or transaction that involves, us or our affiliates, on the one hand, and FBR Group and its affiliates, on the other hand; and

•

any agreement or arrangement between, or transaction that involves, us or our affiliates, on the one hand, and Crestview or its affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Pursuant to its charter, the Nominating and Governance Committee also periodically reviews our conflict of interest policies as set forth in our Code of Business Conduct and Ethics concerning directors and executive officers, and reviews with management our procedures for implementing and monitoring compliance with the conflict of interest policies.

Certain of our executive officers and directors may invest their personal funds in amounts that exceed $120,000 in investment funds managed by our affiliates and securities underwritten by FBR & Co., or otherwise engage in transactions in the ordinary course of business involving goods and services provided by FBR & Co. and its affiliates, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered or provided to non-affiliated third parties. These transactions are reviewed in accordance with the policy stated above.

Employment Agreement with Our President and Chief Operating Officer

On April 30, 2008, we entered into an employment agreement with Richard J. Hendrix, the President and Chief Operating Officer. Mr. Hendrix has resigned from all positions with our majority parent, FBR Group, and is required under the agreement to devote all of his professional time and efforts to his duties as our President and Chief Operating Officer. The agreement has an initial term of three years, with two one-year annual renewal periods unless either party elects not to renew the agreement. The agreement provides for a base annual salary of at least $750,000 during the term and eligibility to participate in any of our performance bonus plans or programs or long-term incentive plans or programs existing as of the date of the agreement, including the 2008 executive performance bonus plan that was approved by the Compensation Committee of the Board in February 2008, or that is adopted by the Compensation Committee or the Board during the term of the agreement for the benefit of our executive officers.

The agreement provides for severance benefits in the event of termination of Mr. Hendrix’s employment during the term.

Upon a termination due to death or disability, Mr. Hendrix (or his estate) will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned and accrued, but not yet paid, prior to the date of termination under any bonus, equity or long term incentive plan then in effect, (iii) full vesting of any and all equity, performance-based, or long-term incentive awards that are not vested as of the date of termination, and (iv) reimbursement of expenses incurred prior to the date of termination.

If Mr. Hendrix’s employment is terminated for Cause (as defined in the agreement) or he voluntarily resigns without Good Reason (as defined in the agreement), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) all vested rights and benefits under any retirement or other benefit plan or program, and (iii) reimbursement of expenses incurred prior to the date of termination. For purposes of the agreement, “Cause” means the Mr. Hendrix’s:

•

conviction of, indictment for or formal admission to or plea of nolo contendere with respect to, a felony or a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct (but only if the Board reasonably determines, after considering all related facts and circumstances, that such indictment, conviction or plea has materially and adversely affected or is reasonably likely to materially and adversely affect our business or reputation), or any crime involving our company;

•

continued willful misconduct or willful or gross neglect in the performance of his duties hereunder, following written notice of such misconduct or neglect and failure to remedy such misconduct or neglect within 15 days after delivery of such notice; provided, however, the Board shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain misconduct or neglect that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate conduct or neglect that the Board reasonably determines to be incapable of being cured;

•

continued failure to materially adhere to the clear directions of our company, to adhere to our written policies, or to devote substantially all of his business time and efforts to our company in accordance with and subject to the provisions of Section 2 hereof, and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured;

•

continued failure to substantially perform the duties properly assigned to Mr. Hendrix by us (other than any such failure resulting from his disability) and failure to cure such failure within 15 days after delivery of written notice of such failure; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain failures that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate failures that the Board reasonably determines to be incapable of being cured; or

•

material and willful breach of any of the terms and conditions of the agreement and failure to cure such breach within 15 days following written notice from us specifying such breach; provided, however, the Board of Directors shall have the discretion (A) to require a remedial period that is shorter than 15 days to remedy certain breaches that the Board reasonably determines can be remedied in less than 15 days or (B) to offer no opportunity to remediate breaches that the Board reasonably determines to be incapable of being cured.

If Mr. Hendrix’s employment is terminated by us without Cause or he resigns for Good Reason (as defined in the agreement), he will be entitled to receive (i) any annual salary and other benefits actually earned and accrued under the agreement prior to the date of termination; (ii) any amount earned but not yet paid prior to the date of termination under any bonus, equity or long term incentive plan then in effect, (iii) all vested rights and benefits under any retirement or other benefit plan or program; (iv) reimbursement for expenses incurred prior to the date of termination; (v) a single-sum cash payment equal to two (2) times the average total annual salary and performance bonuses earned by and paid to Mr. Hendrix with respect to the two fiscal years preceding the date of termination, but excluding the retention incentive payment described below; provided, that such lump-sum amount will not be less than $4.5 million if the date of termination occurs before payment to Mr. Hendrix of any performance bonus relating to the 2009 fiscal year; (vi) immediate vesting of all unvested incentive equity or equity-based awards held by executive, including any performance-based cash or equity-based awards that are not intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009; provided, however, that unvested incentive equity or equity-based awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code based on a performance measurement period beginning after January 1, 2009, shall vest and be earned only upon achievement of the applicable performance goals or objectives (but disregarding any requirement for Executive’s continued employment); and (vii) for a period of five years after termination of employment, continuing coverage of Mr. Hendrix and his qualified beneficiaries under our group health plans that Mr. Hendrix and his beneficiaries would have received under the agreement in the absence of termination, provided that we shall in no event be required to provide such coverage to Mr. Hendrix or a qualified beneficiary after such time as Mr. Hendrix or the beneficiary, as applicable, is no longer eligible to receive continued coverage under COBRA. For the portion of such five-year period after executive or a beneficiary is no longer eligible to elect continuing coverage under our group health plans under COBRA, we will reimburse the health insurance premiums incurred by Mr. Hendrix under a private health insurance plan that provides substantially similar benefits for Mr. Hendrix and his beneficiaries and is reasonably acceptable to us, provided that we shall in no event be required to provide or reimburse the cost of any benefits otherwise required by this clause after such time as Mr. Hendrix or the beneficiary, as applicable, becomes entitled to receive benefits of the same type from another employer or recipient of Mr. Hendrix’s services.

For purposes of the agreement, “Good Reason” means:

•

a “Change in Control” of our company as that term is defined in our then-current long-term incentive plan, followed within one (1) year following the Change in Control (it being agreed and understood that this provision will survive any expiration of the term of the agreement that occurs during such one (1) year period following a Change in Control for the remaining portion of such one (1) year period) by any demotion of Mr. Hendrix or any material diminution in Mr. Hendrix’s authority, duties and responsibilities, or the assignment to Mr. Hendrix of duties materially inconsistent with the Mr. Hendrix’s position or positions with us;

•	a reduction of more than ten percent (10%) in the annual salary of Mr. Hendrix;

•	any demotion or material reduction or diminution in the duties or authority of Mr. Hendrix; or

•	our breach of any material provision of the agreement and subsequent failure to cure such breach within 30 days after receiving written notice from Mr. Hendrix of such breach.

Under certain circumstances, the severance benefits payable by us will be reduced to the extent necessary to avoid paying excise taxes under Section 280G of the Internal Revenue Code. Under other circumstances, we will indemnify Mr. Hendrix against certain tax liabilities he incurs relating to the severance benefits.

The agreement contains restrictive covenants that require, among other things, that Mr. Hendrix maintain the confidentiality of all our confidential information, and that restrict Mr. Hendrix from competing with us during the term and for a period of one year following any termination, and that restrict Mr. Hendrix from soliciting or hiring, or aiding or assisting any other person or entity in soliciting or hiring any of our employees or customers during the term and for a period of one year following any termination.

Retention Incentive Agreement with the Company’s President and Chief Operating Officer

On April 30, 2008, the Company entered into a retention incentive agreement with Mr. Hendrix pursuant to which the Company has agreed to pay Mr. Hendrix a lump-sum cash payment of $1.7 million. If Mr. Hendrix voluntarily resigns without Good Reason (as defined in his employment agreement), or is terminated with Cause (as defined in his employment agreement), in either case prior to the first anniversary of the retention incentive agreement, he will be required to pay back in full the $1.7 million payment.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2007.

Historical Compensation Program

Historically, we have not paid cash compensation to Messrs. Billings, Harrington, Hendrix, Ginivan and Tonkel, our named executive officers in 2007, for their services as our executive officers. Our named executive officers received cash compensation from FBR Group from a fee that we paid to FBR Group pursuant to the terms of a management services agreement that we entered into with FBR Group in July 2006. Under the terms of the management services agreement, FBR Group provided us with our executive management team, each member of which was responsible for performing, subject to the oversight of our Board of Directors, the services and activities customarily performed by persons holding the positions that each such member of our executive management team holds with us or as otherwise requested by our Board of Directors from time to time. Prior to completion of our initial public offering in June 2007, we amended the management services agreement. Prior to the amendment, we paid FBR Group an annual amount equal to 8.0% of our consolidated pre-tax earnings, plus an additional amount equal to 3.0% of the pre-tax earnings of our investment banking unit, in each case before deducting the amount payable to FBR Group. Pursuant to the amendment to the management services agreement, we paid FBR Group an amount equal to 8.0% of our consolidated pre-tax earnings, before deducting the amount payable to FBR Group, plus a $1.5 million flat fee grossed up for tax purposes and certain employee benefit expenses. The 8% amount represented our share of any bonuses, discretionary or otherwise, paid by FBR Group to its named executive officers in 2007. The $1.5 million amount represented our share of base salaries established by FBR Group’s compensation committee and payable by FBR Group to its executive management team in 2007.

On February 20, 2008, the Board of Directors of FBR Group approved the termination, effective as of January 1, 2008, of the management services agreement in light of our establishment of a 2008 Incentive Compensation Program for our named executive officers, described below in “2008 Performance-Based Annual Incentive Compensation.” As a result of this termination, we will no longer pay a management services fee to FBR Group for providing our executive management team and, instead, our company has assumed responsibility for approving and funding the compensation arrangements of our executive management team for 2008 and future years.

Philosophy and Objectives of Our Compensation Program

Subsequent to the termination of the management services agreement with FBR Group, the Compensation Committee has discretionary authority over the compensation of our named executive officers in accordance with our overall compensation philosophy. We are in the process of implementing an overall compensation philosophy and compensation objectives designed to attract, motivate and retain top talent, while remaining cognizant of the ratios of our overall compensation spending to our revenues and profits. The Compensation

Committee intends for our overall compensation program to link compensation decisions to corporate and individual performance, with a focus on rewarding financial results, as well as strategic behavior, decisions, and accomplishments. The Compensation Committee intends to continue and to strengthen our current practice of paying a portion of any bonus compensation for named executive officers in restricted stock, rather than solely in cash. In executing our compensation philosophy and objectives with respect to executive compensation decisions, the Compensation Committee will seek to compensate and reward our named executive officers based on both quantitative and qualitative performance measures related to our performance. The Compensation Committee further intends to use compensation to promote implementation of our strategic plan and to increase shareholder value, and intends that our compensation program reward the entrepreneurial, individual production-focused culture that we believe is critical to the success of our company and for the growth of long-term shareholder value. In addition to appropriately rewarding individual performance, the Compensation Committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key component of our overall compensation philosophy will be for the named executive officers to have a significant portion of their compensation be performance-based and linked to building long-term value for our shareholders. To achieve this objective, we anticipate that, subject to the discretion of the Compensation Committee and the terms and conditions of our Long Term Incentive Plan (“LTIP”), equity-based grants or awards may be made to named executive officers in 2008 and subsequent years from the shares authorized under the LTIP.

The Compensation Committee engaged Towers Perrin, Inc., an independent compensation consultant, to conduct a total rewards study to provide a review of the competitiveness of our compensation programs and provide advice with respect to our executive compensation and policies, including equity incentive awards. Towers Perrin provided analysis and recommendations that informed the Committee, however, Towers Perrin did not decide or approve any compensation actions. Based on the information provided as part of the total rewards study, the Compensation Committee has begun to revise the compensation program for our named executive officers in accordance with our overall compensation philosophy and objectives.

Elements of 2007 Compensation

In 2007, we utilized stock options and restricted stock awards issued under the LTIP to compensate our named executive officers. We did not pay base salaries or annual cash bonuses to our named executive officers during the year. Because Mr. Hendrix spent substantially all of his working time in 2007 focused on our company, but was paid by FBR Group, the compensation paid by FBR Group to Mr. Hendrix in 2007 is included in the compensation tables included under the heading “Executive Compensation Tables” in this proxy statement.

Although we have not paid any cash compensation to our named executive officers prior to 2008, these individuals have been eligible to participate in the LTIP. At the time of our 2006 private offering, the Board of Directors approved the grant to our named executive officers of options to purchase a total of 724,500 shares of common stock under the LTIP, subject to the Board of Directors approving certain performance-based vesting criteria, and these options were granted for purposes of SFAS No. 123R during the second quarter of 2007. The options granted in the second quarter of 2007 to our named executive officers vest on July 20, 2009 (subject to our company achieving certain performance-based vesting criteria approved by the Board of Directors during the second quarter of 2007 and described below) and have an exercise price of $15 per share. Commencing with the quarter ended September 30, 2006 and ending with the quarter ending June 30, 2009, our average after-tax return on equity, or ROE, calculated over the period of any four consecutive quarters, must exceed 10% in order for the options granted to the named executive officers in the second quarter of 2007 to vest. The Compensation Committee determined that a performance vesting metric of greater than 10% ROE over four consecutive quarters is an appropriate and attainable incentive that links vesting of executive options with our financial performance. If the performance-based vesting condition is not met by the end of the three-year vesting period, the options granted to the executive officers will expire unvested. As of the date of this proxy statement, the performance-based vesting condition has not been satisfied. The number of options approved for grant to our executive officers was determined at the time of the 2006 private offering based on negotiations between members of management and Crestview in connection with Crestview’s decision to make a strategic investment in the Company.

On July 25, 2007 and February 20, 2008, Messrs. Billings, Harrington, Hendrix and Ginivan also received an aggregate of 74,314 restricted shares of our common stock as a portion of the total 2007 discretionary bonus compensation paid by FBR Group to these executive officers based on 2007 performance. These shares were issued under our LTIP. Restrictions on these stock awards lapse either annually in equal one-third increments commencing on the first anniversary of the applicable grant date or in full upon the third anniversary of the applicable grant date.

The stock awards described above were used to partially fund the 2007 payments made to FBR Group by our Company pursuant to the former management services agreement with FBR Group described in “Historical Compensation Program.” The Compensation Committee believes that funding a portion of these payments with restricted shares of our common stock issued under our LTIP was consistent with our bonus compensation practice with respect to the compensation of our non-executive officers and key employees. Currently, these non-executive officers and key employees are required to receive a portion of their annual compensation in the form of restricted shares of our common stock issued under our LTIP.

2008 Compensation Developments

2008 Base Salaries for Shared Executives

In conjunction with the termination of the management services agreement, the Boards of both our company and FBR Group carefully reviewed the dual responsibilities and anticipated relative contributions of certain executives and made decisions regarding the salary levels and allocations of these executives, effective January 1, 2008. Mr. Tonkel and Mr. Harrington will be working exclusively for FBR Group going forward so their FBR Group base salaries, which will remain unchanged at $750,000 and $250,000 respectively, will be paid in full by FBR Group. Mr. Hendrix’s 2007 base salary (previously paid by FBR Group) will also remain unchanged at $750,000 but will be paid in full by us in light of his role as President and Chief Operating Officer of our company. Mr. Billings and Mr. Ginivan will continue to have responsibilities at both FBR Group and our company so they will receive base salaries from both companies. Mr. Ginivan’s 2007 FBR Group base salary of $250,000 will now be paid by us and he will receive an additional $125,000 in base salary paid by FBR Group for a total of $375,000 in base salary from both companies. Mr. Billings’ 2007 base salary of $960,000 will now be paid by us and he will receive an additional $800,000 in base salary paid by FBR Group for a total of $1,760,000 in base salary from both companies.

2008 Equity Awards

On February 20, 2008, Messrs. Billings, Hendrix and Ginivan also received 1,000,000, 600,000, and 125,000 performance-based restricted stock units, respectively, as part of a broad-based equity grant program covering approximately 40 of our key employees. These units were awarded pursuant to the LTIP and are subject to certain performance-based vesting criteria. If a 20-day moving average market share price target of $17 for our common stock is achieved by the third anniversary of the grant date, the units will vest in equal one-third increments on each of the third, fourth and fifth anniversaries of the grant date. If the share price target is not met by the third anniversary of the grant date the units will not vest and will be forfeited immediately.

2008 Performance-Based Annual Incentive Compensation Awards

On December 17, 2007 and February 19, 2008, the Compensation Committee reviewed overall company and executive management performance for 2007 and corporate and individual performance goals for 2008. On February 19, 2008, the Committee recommended, and the independent members of the Board of Directors approved, an Incentive Compensation Program (the “ICP”) for certain executive officers of our company.

Under the ICP, Messrs. Billings, Hendrix, and Ginivan, and Bradley Wright, our new Executive Vice President and Chief Financial Officer whose appointment was announced on March 4, 2008, will share in a performance- based bonus pool established under the ICP (the “ICP pool”). Performance-based annual incentive compensation awards for each of the ICP participants in 2008 will be based on a pre-determined percentage of the ICP pool for each participant and will be paid, if earned, through a combination of cash and restricted shares of our common stock awarded under the LTIP. The mix of cash and stock will be determined by the Committee in its discretion.

The Committee and the Board also have discretion to reduce the size of the ICP pool and to award a smaller amount than would otherwise be paid, if earned, to the ICP participants from the ICP pool if the Committee and the Board believe that is appropriate.

The Committee intends for this annual incentive opportunity to be a substantial component of each ICP participant’s 2008 total compensation. Because the annual incentive opportunity and individual award from the ICP pool will depend upon our company’s and the individual executive’s achievement of the performance measures set by the Committee in February 2008, the Committee believes this form of compensation benefits our shareholders. The Committee will determine the actual size of the ICP pool after the close of the 2008 fiscal year so that all relevant data are available regarding our company’s and the ICP participants’ individual performance in 2008 and so the Committee can rely upon our audited financial results. As discussed below, funding of the ICP pool will be based on an assessment of our 2008 financial performance relative to the Committee’s pre-established financial performance goals.

We will not fund the ICP pool if 2008 net revenue does not reach a threshold level, which the Committee set at $200 million. If 2008 net revenue equals or exceeds the threshold level, the ICP pool will initially fund an amount equal to 2.5% of the threshold level, or $5 million. For 2008, the Committee determined that the ICP pool would fund above the $5 million amount in two additional components, which are discussed below.

First, if 2008 net revenue exceeds $250 million, the ICP pool will fund an additional amount equal to 2.0% of the amount of 2008 net revenue that exceeds the $250 million level. For example, if 2008 net revenue is $300 million, the ICP pool will fund an additional amount equal to $1 million (2.0% of $50 million).

Second, the ICP pool will fund an additional amount ranging between 3.0% and 8.0% of 2008 pre-tax net income (before deducting the overall amount allocable to the ICP pool) based on our company meeting a return on equity threshold of greater than or equal to 5.0%. For purposes of determining the additional amount of the ICP pool, the Committee will calculate our return on equity using our 2008 pre-tax net income (before deducting the overall amount allocable to the ICP pool). If our company meets or exceeds the return on equity threshold, the additional amount of the ICP Pool will be funded according to the following schedule:

2008 ROE (Pre-tax, Pre-pool) (%)	Percentage of 2008 Pre-Tax Net Income (Pre-pool) Added to ICP Pool (%)
5.0	3.00
6.0	3.25
7.0	3.50
8.0	3.75
9.0	4.00
10.0	4.25
11.0	4.50
12.0	4.75
13.0	5.00
14.0	5.25
15.0	5.50
16.0	5.75
17.0	6.00
18.0	6.25
19.0	6.50
20.0	6.75
21.0	7.00
22.0	7.25
23.0	7.50
24.0	7.75
25.0	8.00

For example, if our 2008 pre-tax net income (before deducting the overall amount allocable to the ICP pool) equals $50 million and our return on equity (based on our 2008 pre-tax net income, excluding the overall amount allocable to the ICP pool) is 9.0%, the ICP pool will be funded with an additional amount equal to $2 million (4% of $50 million).

The Compensation Committee believes tying performance-based annual incentive awards to 2008 net revenue and return on equity, as calculated in accordance with the ICP, are effective means of directly linking executive compensation to shareholders’ interests. The Committee will determine financial performance for purposes of calculating the ICP pool in accordance with generally accepted accounting principles, subject to adjustment, as currently in effect, for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles or tax laws.

In implementing the ICP, the Committee and the Board considered the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company’s tax deduction for the named executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though the executive’s total direct compensation may exceed $1 million in a given year. Our company seeks to preserve the tax deductibility of the compensation it pays to executive officers, to the extent it can do so without impairing the operation and effectiveness of our compensation policies and programs. We believe, and have received confirmation from outside counsel, that the ICP meets Section 162(m) requirements.

Employment Agreement and Retention Incentive Agreement with Our President and Chief Operating Officer

On April 30, 2008, we entered into an employment agreement and a retention incentive agreement with Richard J. Hendrix, our President and Chief Operating Officer. While it has historically been our policy, and will continue to be our policy, not to enter into employment agreements with our executive officers, we and the Compensation Committee of our Board determined that an exception to the policy was appropriate in the case of Mr. Hendrix. As discussed above, effective January 1, 2008, we and FBR Group agreed to terminate the management services agreement between our company and FBR Group, and we assumed the responsibility for compensating our executives directly for their services. We and the Compensation Committee determined that creating appropriate contractual retention and incentive benefits, as well as certain restrictive covenants, for Mr. Hendrix was important to ensure a desired level of stability and continuity within our senior management team. We and the committee view Mr. Hendrix as a critical member of our senior management team, and expect that he, together with Mr. Billings, will lead our efforts to implement our various strategic initiatives in the years to come. As part of these agreements, Mr. Hendrix has resigned all positions with FBR Group and agreed to devote all of his professional time and efforts to his duties as our President and Chief Operating Officer. Descriptions of the material terms of the employment agreement and retention incentive agreement are set forth under “Certain Relationships and Transactions with Related Parties.”

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2007

The following table contains compensation information for the years ended December 31, 2007 for our Named Executive Officers. Richard J. Hendrix, our President and Chief Operating Officer, was the only Named Executive Officer who was solely dedicated to our company during 2007. In 2007, Mr. Hendrix dedicated substantially all of his professional time to us but was paid by FBR Group. Compensation that was paid to Mr. Hendrix in 2007 by FBR Group is included in the table below. FBR Group did not pay any additional cash compensation to Mr. Hendrix beyond that shown in the table below.

During 2007, Eric F. Billings, our Chairman and Chief Executive Officer, Richard J. Hendrix, our President and Chief Operating Officer, and J. Rock Tonkel, Jr., President and Chief Operating Officer of FBR Group, served as members of our Board of Directors, but did not receive additional compensation for their services as directors. Mr. Tonkel served on our Board of Directors until February 2007.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Comp. ($)	All Other Comp.(4) ($)	Total ($)
Eric F. Billings	2007	—	—	303,999	369,023	—	—	673,022
Chairman and Chief Executive Officer

Kurt R. Harrington(5)	2007	—	—	47,086	136,675	—	—	183,761
Executive Vice President and Chief Financial Officer

Richard J. Hendrix(6)	2007	750,000	1,073,672	367,046	246,015	—	430	2,437,163
President and Chief Operating Officer

J. Rock Tonkel, Jr.	2007	—	—	—	246,015	—	—	246,015
President and Chief Operating Officer of FBR Group

William J. Ginivan	2007	—	—	47,086	102,506	—	—	149,592
Executive Vice President and General Counsel

(1)	We did not pay base salaries to our Named Executive Officers in 2007. The amount in this column reflects the base salary paid by FBR Group to Mr. Hendrix in 2007.
(2)	We did not pay discretionary bonuses to our Named Executive Officers in 2007. The amounts in this column reflect the cash portion of the 2007 discretionary bonus paid to Mr. Hendrix by FBR Group.
(3)	The amounts in the “Stock Awards” column and the “Option Awards” column reflect the respective dollar amounts of stock-based compensation expense recognized by us in 2007 for all outstanding stock awards and option awards in accordance with SFAS No. 123R. With respect to Mr. Hendrix, the amount in the “Stock Awards” column excludes $740,124 of stock-based compensation expense recognized by FBR Group in 2007 with respect to stock awards that were granted prior to January 1, 2007. We did not grant any stock awards or option awards in accordance with SFAS No. 123R prior to 2007. For more information regarding the valuation of stock awards and option awards granted to our Named Executive Officers, please refer to Note 13 in the notes to our consolidated financial statements included in our 2007 Annual Report on Form 10-K.
(4)	The amounts in the “All Other Compensation” column represent insurance premiums paid by FBR Group for the benefit of Mr. Hendrix in 2007.
(5)	As of March 4, 2008, Mr. Harrington is no longer serving as our Executive Vice President and Chief Financial Officer.
(6)	Mr. Hendrix did note receive cash compensation from FBR Group other than that shown in the Salary and Bonus columns for him of this table.

Grants of Plan-Based Awards Table for 2007

The following table presents information concerning each grant made to our Named Executive Officers in the fiscal year ended December 31, 2007, under any plan, including awards, if any, that subsequently have been transferred.

Name	Grant Date	Date of Comp. Cttee. Approval	Estimated Future Payouts Under Equity Incentive Plan Awards: Target(1) (#)	All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value(2) ($)
Eric F. Billings	4/10/2007	7/20/2006	243,000	—	15.00	1,108,080
	7/25/2007	—	—	18,607	—	297,154
	7/25/2007	—	—	3,284	—	52,445
Kurt R. Harrington	4/10/2007	7/20/2006	90,000	—	15.00	410,400
	7/25/2007	—	—	2,882	—	46,026
	7/25/2007	—	—	509	—	8,129
J. Rock Tonkel, Jr.	4/10/2007	7/20/2006	162,000	—	15.00	738,720
Richard J. Hendrix	4/10/2007	7/20/2006	162,000	—	15.00	738,720
	7/25/2007	—	—	22,466	—	358,782
	7/25/2007	—	—	3,965	—	63,321
William J. Ginivan	4/10/2007	7/20/2006	67,500	—	15.00	307,800
	7/25/2007	—	—	2,882	—	46,026
	7/25/2007	—	—	509	—	8,129

(1)	The amounts in this column reflect the number of shares of our common stock issuable upon the exercise of performance-based options that had not vested as of December 31, 2007. In connection with our July 2006 private offering, we granted these options to our Named Executive Officers pursuant to our 2006 Long-Term Incentive Plan. These options vest in full on July 20, 2009 if, commencing with the quarter ended September 30, 2006 and ending with the quarter ending June 30, 2009, we have an average after-tax return on equity (calculated over the period of any four consecutive quarters) that exceeds ten percent. If this performance-based vesting condition is not met by the end of the three-year vesting period, these options will expire unvested.
(2)	The grant date fair value has been computed in accordance with SFAS No. 123R. For more information regarding the valuation of stock awards and option awards granted to our Named Executive Officers, please refer to Note 13 in the notes to our consolidated financial statements included in our 2007 Annual Report on Form 10-K.

Outstanding Equity Awards At 2007 Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding at December 31, 2007.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Eric F. Billings	—	—	243,000	15.00	7/20/2012	21,891	209,716	(3)
Kurt R. Harrington	—	—	90,000	15.00	7/20/2012	3,391	32,486	(4)
J. Rock Tonkel, Jr.	—	—	162,000	15.00	7/20/2012	—	—
Richard J. Hendrix	—	—	162,000	15.00	7/20/2012	26,431	253,209	(5)
William J. Ginivan	—	—	67,500	15.00	7/20/2012	3,391	32,486	(6)

(1)	In connection with our July 2006 private offering, our Board of Directors, which at the time consisted of Messrs. Billings, Hendrix and Tonkel, approved the grant of these performance-based options to our Named Executive Officers. The option grant was subject to a majority of our independent directors approving the performance criteria for these options at a later date. On April 10, 2007, a majority of our independent directors approved the performance criteria. These options will vest on July 20, 2009 if, commencing with the quarter ended September 30, 2006 and ending with the quarter ending June 30, 2009, we achieve an average after-tax return on equity (calculated over the period of any four consecutive quarters) in excess of ten percent. If the performance condition is not satisfied by the end of the three-year vesting period, these options will expire unvested.
(2)	The market value of the restricted shares was calculated based on $9.58 per share, the closing price of our common stock on December 31, 2007. Dividends, if any, will be paid on outstanding shares of restricted stock at the same rate as paid to all holders of record of FBR Capital Markets common stock. We have not paid any dividends on our outstanding shares of common stock.
(3)	Unvested restricted shares held by Mr. Billings at December 31, 2007 vest as follows: 18,607 (these shares will vest ratably in three annual installments beginning on July 25, 2008, subject to continued employment with us); and 3,284 shares (these shares will vest in full on July 25, 2010, subject to continued employment with us).
(4)	Unvested restricted shares held by Mr. Harrington at December 31, 2007 vest as follows: 2,882 shares (these shares will vest ratably in three annual installments beginning on July 25, 2008, subject to continued employment with us); and 509 shares (these shares will vest in full on July 25, 2010, subject to continued employment with us).
(5)	Unvested restricted shares held by Mr. Hendrix at December 31, 2007 vest as follows: 22,466 shares (these shares will vest ratably in three annual installments beginning on July 25, 2008, subject to continued employment with us; and 3,965 shares (these shares will vest in full on July 25, 2010, subject to continued employment with us).
(6)	Unvested restricted shares held by Mr. Ginivan at December 31, 2007 vest as follows: 2,882 shares (these shares will vest ratably in three annual installments beginning on July 25, 2008, subject to continued employment with us); and 509 shares (these shares will vest in full on July 25, 2010, subject to continued employment with us).

Option Exercises and Stock Vested

No stock options to purchase shares of our common stock were exercised by the Named Executive Officers in 2007. No restricted shares of our common stock awarded to our Named Executive Officers vested in 2007.

Nonqualified Deferred Compensation

The following table sets for certain information with respect to the deferral of compensation that was earned by Mr. Hendrix in 2003 and paid out by FBR & Co. in 2007.

Name	Aggregate Withdrawals/ Distributions(1)	Aggregate Balance at December 31, 2007
Richard J. Hendrix	$137,000	—

(1)	Our affiliate, FBR & Co., received warrants to acquire shares of Highland Hospitality Corporation (“Highland”) common stock at $10.00 per share as underwriting compensation in connection with Highland’s initial public offering in December 2003. In 2004, Mr. Hendrix, who served as an executive officer of FBR Group, was allocated 60,000 warrants as compensation for 2003 investment banking activities and not as compensation for serving as an executive officer of FBR Group. In 2006, FBR & Co. exercised 40,000 warrants and sold the underlying shares of Highland common stock. As a result, Mr. Hendrix was allocated $150,800 in 2006 (reflecting the proceeds from the sale of Highland common stock acquired and sold by FBR & Co. upon exercise of the warrants). In 2007, FBR & Co. exercised the remaining 20,000 warrants allocated to Mr. Hendrix in 2004 and sold the underlying shares of Highland common stock. As a result, Mr. Hendrix was allocated $137,000 in 2007 (reflecting the proceeds from the sale of Highland common stock acquired and sold by FBR & Co. upon exercise of the warrants).

COMPENSATION COMMITTEE REPORT

The following report is submitted by the Compensation Committee of the Board of Directors of FBR Capital Markets Corporation (the “Company”), which is composed of four independent directors, Messrs. DeMartini (Chairman), Alper, Hynes, and Reimers. The Board of Directors has concluded that each member of the Compensation Committee is independent according to the independence standards set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.

The Compensation Committee oversees the Company’s compensation program on behalf of the Board of Directors. During 2007, the Compensation Committee met ten times. In fulfilling its oversight duties, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this proxy statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted,

Richard M. DeMartini, Chairman

Andrew M. Alper

Thomas J. Hynes, Jr.

Arthur J. Reimers

April 30, 2008

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibility is to provide assistance and guidance to the Board of Directors in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of FBR Capital Markets Corporation (“FBCM”) and its subsidiaries; (2) the reliability and integrity of FBCM’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) FBCM’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of FBCM’s internal audit function.

The Audit Committee members are not professional accountants or auditors and these functions are not intended to replace or duplicate the activities of management or the independent auditors. Management has primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”), FBCM’s independent auditors, are responsible for planning and carrying out an audit of the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and of management’s assessment of FBCM’s internal control over financial reporting, expressing an opinion on the conformity of FBCM’s audited financial statements with generally accepted accounting principles as well as the effectiveness of FBCM’s internal control over financial reporting and management’s assessment thereof, reviewing FBCM’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

During the last year, and earlier in 2008, in connection with the preparation of FBCM’s Annual Report on Form 10-K for the year ended December 31, 2007, and in fulfillment of the oversight responsibilities, the Audit Committee did the following, among other things:

•	discussed with PwC the overall scope of and plans for their audit;

•

reviewed, upon completion of the audit, the financial statements to be included in the Form 10-K and management’s report on internal control over financial reporting and discussed the financial statements and FBCM’s internal control over financial reporting with management;

•

conferred with PwC and with senior management of FBCM regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls (including FBCM’s internal control over financial reporting) in effect;

•	instructed PwC that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•

discussed with PwC the results of their audit, including PwC’s assessment of the quality and appropriateness, not just acceptability, of the accounting principles applied by FBCM, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements as well as other matters required to be communicated under generally accepted auditing standards, including the matters required by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•

obtained from PwC in connection with the audit a timely report relating to FBCM’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that were discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by PwC, and any material written communications between PwC and management.

The Audit Committee held five meetings in 2007. Throughout the year we conferred with PwC, FBCM’s internal audit team, and senior management in separate executive sessions to discuss any matters that the Audit

Committee, PwC, the internal audit team, or senior management believed should be discussed privately with the Audit Committee. We have direct and private access to both the internal and external auditors of FBCM.

We have discussed with PwC their independence from management and FBCM and have received and reviewed the written disclosure and the letter regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). We have also concluded that PwC’s provision to FBCM’s and its affiliates of the non-audit services is compatible with PwC’s obligation to remain independent.

We have also established procedures for the receipt, retention, and treatment of complaints received by FBCM regarding accounting, internal accounting controls, or auditing matters and for the confidential anonymous submission by FBCM’s employees of concerns regarding questionable accounting or auditing matters.

After reviewing the qualifications of the current members of the committee, and any relationships they may have with FBCM that might affect their independence from FBCM, the Board determined that each member of the Audit Committee is independent under the independence standards for audit committee members in the rules promulgated by the SEC under the Exchange Act and in the applicable independence standards of the NASDAQ, that each member is able to read and understand fundamental financial statements and that each of Mr. Alper and Mr. Kraemer qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on FBCM’s Internet website at www.fbrcm.com under “Corporate Governance.” Any future changes in the charter of the Audit Committee will also be reflected on this website.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in FBCM’s Annual Report on Form 10-K for the year ended December 31, 2007. We have also recommended, and the Board has approved, the selection of PwC as the independent auditors for 2008.

Respectfully submitted,

Richard A. Kraemer, Chairman

Andrew M. Alper

Arthur J. Reimers

April 30, 2008

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment, as permitted under our Bylaws and Virginia law.

By Order of the Board of Directors,

William J. Ginivan
Executive Vice President and General Counsel

April 30, 2008

Appendix A

FBR CAPITAL MARKETS CORPORATION

COMPENSATION COMMITTEE CHARTER

(Adopted by the Board of Directors on April 22, 2008)

I.	ORGANIZATION

The Board of Directors (the “Board”) of FBR Capital Markets Corporation (the “Company”) has constituted a standing committee of the Board known as the Compensation Committee (the “Committee”). The following shall constitute the Compensation Committee Charter (the “Charter”).

II.	COMPOSITION AND SELECTION

The Committee shall be comprised of three or more directors, each of whom shall qualify as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended. The members of the Committee shall be appointed by the Board annually on the recommendation of the Nominating and Corporate Governance Committee of the Board and may be removed, with or without cause, by the Board. In the event the Company ceases to be a “Controlled Company” (as defined in Rule 4350 of The NASDAQ Stock Market, Inc. (“Nasdaq”) Marketplace Rules), all members of the Committee shall be “independent directors” (as defined in Rule 4200 of the Nasdaq Marketplace Rules).

For so long as Forest Holding (ERISA) LLC and Forest Holdings LLC (Forest Holding (ERISA) LLC and Forest Holdings LLC are collectively referred to as “Crestview”) have the right to designate one director nominee for election or appointment, as applicable, to the Board pursuant to that certain Voting Agreement, dated July 20, 2006, as amended from time to time, by and among Friedman, Billings, Ramsey Group, Inc. (“FBR Group”), FBR TRS Holdings, Inc. (“FBR TRS”) and Crestview, the Committee, to the extent permitted by applicable law (including the Nasdaq Marketplace Rules or the rules and regulations of any other exchange upon which the common stock of the Company is then-listed), shall have as a member at least one Crestview designee and one FBR TRS designee; provided, however, that to the extent such applicable law does not permit any such designee to be a full member of the Committee, such designee shall be entitled to observer status on the Committee.

The members of the Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman of the Committee is elected by the Board, the members of the Compensation Committee shall designate a Chairman by majority vote of the full Committee.

III.	STATEMENT OF PURPOSE AND POLICY

The purpose of the Committee shall be to assist the Board in discharging its duties relating to compensation of the Company’s directors and officers. The Committee shall have overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs of the Company. In addition, the Committee is responsible for reviewing and discussing with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” (“CD&A”) for use in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements or information statements and to prepare the Committee report on executive compensation included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in effect from time to time.

The policy of the Committee shall be as follows:

•

Compensation Structure. The Committee shall seek to maintain an overall compensation structure designed to attract, retain and motivate management and other employees by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company and in proportion to individual contribution and performance; and

•	Long-Term Focus. The Committee shall seek to establish appropriate incentives for management to further the Company’s strategic plan.

IV.	DUTIES AND RESPONSIBILITIES

Among its specific duties and responsibilities, the Committee shall:

1.	Review and approve annually corporate goals and objectives relevant to the compensation of the Company’s chief executive officer (the “CEO”); evaluate the CEO’s performance in light of those goals and objectives; either as a committee or together with the other independent directors (as directed by the Board) determine and approve the CEO’s compensation levels based on this evaluation; and, in determining the long-term incentive component of the CEO’s compensation, consider, among other things, the Company’s performance and relative shareholder return, the value of similar long-term incentive awards to chief executive officers at comparable companies and the awards given to the CEO in past years.

2.	Either as a committee or together with the other independent directors (as directed by the Board) determine and approve the compensation of the Chairman of the Board and the compensation levels of all other directors.

3.	Review and discuss with the Company’s management the CD&A required by Securities and Exchange Commission Regulation S-K, Item 402 (or any other successor rule or regulation); based on such review and discussion, determine whether to recommend to the Board that the CD&A be included for use in any of the Company’s annual reports on Form 10-K, proxy statements, information statements or registration statements.

4.	Provide over the names of the members of the Committee, the required Committee report for use in any of the Company’s annual reports on Form 10-K, proxy statements or information statements.

5.	Review and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans.

6.	Administer and approve awards pursuant to the Company’s incentive compensation plans and equity-based plans.

7.	Review and approve annually, for the CEO and the senior executives of the Company, among other things, (a) the annual base salary level; (b) the annual incentive opportunity level; (c) the long-term incentive opportunity level; (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and (e) any special or supplemental benefits.

8.	Make regular reports to the Board.

9.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

10.	Annually review its own performance.

When appropriate, as permitted under applicable law (including the Nasdaq Marketplace Rules or the rules and regulations of any other exchange on which the Company’s common stock is then-listed), the Board or the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

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V.	MEETINGS; ACTION BY CONSENT

The Committee shall meet on a regularly scheduled basis at least twice a year, or more frequently as circumstances dictate. The Committee shall meet at least annually with the CEO and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance criteria and compensation levels of executive officers and other key employees. The Chairman or a majority of the members of the Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. As permitted under Virginia law, and the articles of incorporation and bylaws of the Company, the Committee may act by unanimous consent. Following each meeting, the Chairman of the Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

VI.	OUTSIDE ADVISORS

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of compensation of directors, the CEO or other senior executive officers and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee also shall have authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee shall also have the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Committee.

VII.	CONSISTENCY WITH ARTICLES OF INCORPORATION AND BYLAWS

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Company’s articles of incorporation or bylaws, each as amended from time to time, the Company’s articles of incorporation or bylaws, as appropriate, shall fully control.

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FBR CAPITAL MARKETS CORPORATION

1001 Nineteenth Street North Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS

JUNE 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FBR CAPITAL MARKETS CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2008 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints William J. Ginivan, Bradley J. Wright and Ann Marie Pulsch, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FBR Capital Markets Corporation at the Annual Meeting of Shareholders to be held at the Park Hyatt Washington Hotel, 1201 24th Street, NW, Washington, DC, on Thursday, June 5, 2008 at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FBR CAPITAL MARKETS CORPORATION

June 5, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000000000 7 060508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect nine directors of the Company.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

NOMINEES: Eric F. Billings Andrew M. Alper Richard M. DeMartini Richard J. Hendrix Thomas J. Hynes, Jr. Richard A. Kraemer Thomas S. Murphy, Jr. Arthur J. Reimers John T. Wall

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for 2008.

3. To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.